EXHIBIT 10.72

SETTLEMENT AGREEMENT WITH MUTUAL RELEASES

This SETTLEMENT AND MUTUAL GENERAL RELEASE AGREEMENT (“Agreement”) is entered into by and between Primal Solutions, Inc., a Delaware corporation (hereafter referred to as “PRIMAL SOLUTIONS”), and CA-Tower 17 Limited Partnership, a Delaware limited partnership (hereafter referred to as “TOWER 17”), concerning that certain promissory note in the original principal amount of $200,000 dated June 15, 2001 made by PRIMAL SOLUTIONS in favor of Spieker Properties, L.P., a California limited partnership and the predecessor in interest to TOWER 17, and all other agreements, arrangements, and obligations between PRIMAL SOLUTIONS, TOWER 17 AND TOWER 17’s predecessor in interest.  PRIMAL SOLUTIONS AND TOWER 17 are sometimes referred to herein collectively as “the Parties” and are each a “Party”.

RECITALS

This agreement is made by the Parties with reference to the following facts:

A.     On or about June 15, 2001, PRIMAL SOLUTIONS entered into a Promissory Note in favor of Spieker Properties, L.P. as part of a landlord-tenant dispute and resolution wherein PRIMAL SOLUTIONS agreed to pay $200,000.00 in principal and $137,430.11 in interest, among other terms.  The total amount due at maturity on April 30, 2007 was $337,430.11.  A true copy of the Promissory Note is attached hereto as Exhibit “A” and incorporated herein by reference.  (Hereafter referred to herein as “the Promissory Note.”).

B.      It is the intention and desire of the Parties at this time to settle upon the terms and conditions set forth in this Agreement.

AGREEMENT
1.     Purpose of this Agreement.

This Agreement is entered into in good faith for the purpose of settling completely any and all claims each of the Parties has against the other Party.  Neither this Agreement nor any of its terms is admissible in any proceeding between the Parties, except in a proceeding to interpret or enforce its terms.  It is the intention of the Parties that this Agreement shall be effective as a full and final accord and satisfaction of any and all claims and disputes between the Parties.

2.     Payment and Other Consideration.

A.     PRIMAL SOLUTIONS shall pay and deliver to TOWER 17 in immediately available funds in the form of either a certified check or wire transfer the sum of $200,000.00 (the “Settlement Amount”),

within thirty (30) days of the date on which the last Party to execute this Agreement signs the Agreement and provides a fully-executed original signature page to the other Party.

B.     The above payment by PRIMAL SOLUTIONS shall be accepted  by TOWER 17 in full settlement, resolution and discharge of all obligations pursuant to the Promissory Note and any and all other obligations of any kind whatsoever owed  by PRIMAL SOLUTIONS to TOWER 17 or its predecessor in interest.

C.     TOWER 17’s releases as more particularly set forth below, are expressly conditioned on actual receipt of the Settlement Amount and such clearance, honor and transfer of such funds into the account or accounts of TOWER 17.  Should PRIMAL SOLUTIONS fail to make payment as required under this Agreement, the entire balance due pursuant to the Promissory Note of $337,430.11, as of April 30, 2007, along with additional interest accruing from April 30, 2007 and reasonable attorney’s fees, are due and TOWER 17’s compromise of the amount due is of no force and effect.  Once payment of the Settlement Amount has been received, cleared, honored and transferred into the account or accounts of TOWER 17, TOWER 17 shall promptly return the original Promissory Note to PRIMAL SOLUTIONS for cancellation.

3.     Mutual Release of All Claims.

Effective upon execution of this Agreement and payment as required hereunder, each Party and their respective predecessors, successors, assigns, attorneys and other representatives hereby release and forever discharge the other Party and each of its respective partners, members, agents, parents, subsidiaries, representatives, officers, directors, shareholders, employees, attorneys, affiliates, predecessors, successors, and assigns, and each of them, from any and all claims, debts, suits, liabilities, demands, actions, and causes of action of whatsoever kind and nature (upon any legal or equitable theory, whether contractual, in tort, common law, statutory or otherwise), whether known or unknown, respecting anything whatsoever done or omitted on or prior to the date of this instrument, based on, arising out of, or in connection with (a) the Promissory Note and (b) any and all other contracts, agreements, arrangements, or obligations between the Parties (including each of their respective predecessors, successors, and assigns).

The foregoing releases extend to all rights of each releasor under Section 1542 of the California Civil Code and any similar law of any state or territory of the Untied States, which are hereby expressly waived by each Party.

Each Party further waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of

California.  Each Party understands that the facts in respect of which the releases made in this Agreement is given may hereafter turn out to be other than or different from the facts in that connection now known or believed by it to be true; and each Party hereby accepts and assumes the risk of the facts turning out to be different and agrees that this Agreement shall be and remain in all respects effective and not subject to termination or rescission by virtue of any such difference in facts.  Section 1542 of the Civil Code of the Stare of California reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The Parties hereby acknowledge and agree that nothing contained in this section shall release or discharge them from the rights, duties and obligations assumed under this Agreement.

4.      No Prior Assignment of Claims.

Each Party represents that there is no assignment, transfer, or purported assignment or transfer of any claim or right as against another Party or to any other person or entity not a party hereto, except as indicated herein that TOWER 17 is the successor in interest to Spieker Properties L.P., a California limited partnership, which was the original payee of the Promissory Note, and that each Party is fully entitled to compromise and settle the same.

5.     California Law.

All questions with respect to the construction of this Agreement, and the rights and liabilities of the Parties, shall be governed by the laws of the State of California.  Any suit to interpret or enforce the terms of the Agreement shall be brought only in the County of Los Angeles, State of California and the Parties consent to exclusive jurisdiction and venue in said County.

6.     Interpretation.

All Parties acknowledge that they have had the opportunity to be represented by counsel of their own choice in connection with the negotiation, preparation and execution of this Agreement.  It is further agreed that in any interpretation of the language hereof no interpretation shall be made against or for any Party simply on the basis of who drafted or created the language in question.

7.     Covenant Not to Sue.

All Parties agree that they will forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action or other proceeding against each other Party, based on , arising out of, or in connection with any claim, debt, liability, demand, obligation, cost, expense, action or cause of action that is released and discharged by reason of this Agreement.

8.     Attorney's Fees.

In the event suit is instituted to enforce the terms of this Agreement, the prevailing Party therein shall be entitled to an award of reasonable attorney’s fees and costs against the non-prevailing Party.  Each Party shall bear its own attorney’s fees and costs incurred in connection with the settlement embodied in this Agreement.

9.     Entire Agreement.

This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the Parties, and supersedes and replaces all prior negotiations, proposed agreements and agreements, written or oral.  Each of the Parties acknowledges that no other Party nor any agent or attorney of any such Party has made any promise , express or implied, not contained in this Agreement, to induce execution of this Agreement.  Each of the Parties further acknowledges that it is not executing this instrument in reliance or any promise, representation or warranty not contained in the document.

10.   Authority.

Each Party executing this Agreement represents and warrants that it has the full and absolute authority and power to do so and each other Party may rely upon such representation and warranty in executing this Agreement.

11.   Successors.

The terms of this Agreement shall be binding upon and inure to the benefit of the respective predecessors, successors and assigns of the Parties.

12.   Severability; Headings.

If any provision or term of this Agreement is determined by a court of competent jurisdiction to be illegal or unenforceable for any reason, such determination shall not affect the validity of the remaining provisions or terms.  The headings within this Agreement are for the purpose of reference only and shall not limit or otherwise be used to construe or interpret any of the terms of this Agreement.

13.  Counterparts.

This Agreement may be executed in counterparts and shall become effective when such counterparts or facsimile copies thereof have been exchanged between the Parties.

14.   Modification.

This Agreement may not be modified, amended or terminated except pursuant to a written instrument duly executed and acknowledged by the Parties, or their successors in interest.

15.   Voluntary and Knowing Agreement.

By their authorized signatures below, the Parties certify that they have carefully read and fully considered the terms of this Agreement, that they have had an opportunity to discuss these terms with attorneys or advisors of their own choosing, that they agree to all of the terms of this Agreement, that they intend to be bound by them and to fulfill the promises set forth herein, and that they voluntarily and knowingly enter into this Agreement with full understanding of its binding legal consequences.

WHEREFORE, the Parties have executed this Settlement Agreement with Mutual Releases.

CAUTION:  PLEASE READ THIS ENTIRE AGREEMENT BEFORE SIGNING.  BY EXECUTING THIS AGREEMENT, EACH PARTY ACKNOWLEDGES THAT IT OR ITS AUTHORIZED SIGNATORY HAS READ THIS AGREEMENT IN ITS ENTIRETY, UNDERSTANDS IT, AND IS VOLUNTARILY ENTEREING INTO IT WITH THE INTENTION OF RELINQUISHING ALL CLAIMS AND RIGHTS, KNOWN AND UNKNOWN, OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS AGREEMENT.

DATED: February 6, 2008	PRIMAL SOLUTIONS, INC.,
a Delaware corporation

	By:	/s/ Joseph R. Simrell
Joseph R. Simrell, Chief Executive Officer

DATED: February __, 2008	CA-TOWER 17 LIMITED PARTNERSHIP,
a Delaware limited partnership

	By:	/s/ Charles Hobey
Charles Hobey, Vice President Equity Office Management, LLC, as Authorized Representative of CA-TOWER 17 LIMITED PARTNERSHIP

EXHIBIT A

PROMISSORY NOTE

$200,000.00	June 15, 2001

FOR VALUED RECEIVED, the undersigned Primal Solutions, Inc., a Delaware corporation ("Maker") promises to pay to Spieker Properties, L.P., a California limited partnership or order ("Payee") on April 30, 2007 ("Maturity Date"), the principal sum of Two Hundred Thousand Dollars and no/100, together with interest at the rate of 9% per year, compounded monthly, for a total amount of $337,430.11 due and payable at maturity, and representing $200,000.00 in principal and $137,430.11 in interest.

Acceleration

Payee may accelerate the due date of this Note and demand immediate payment whenever Payee believes in good faith that the prospect of payment is material impaired.

Attorney's Fees

Maker agree that if any legal action is necessary to enforce or collect this Note for nonpayment at maturity, the prevailing party will be entitled to reasonable attorneys' fees in addition to any relief to which that party may be entitled.

Waiver

Maker waives trial by jury in any litigation arising out of or relating to this Note in which Payee or a holder of this Note is an adverse party and further waives the right to interpose any defense, set-off, or counterclaim of any nature or description, which rights are expressly waived except as provided by law.

Governing Law

This Note will be governed by the laws of the State of California, including the Uniform Commercial Code in force in the State of California.

Prepayment

This Note may be prepaid by the Maker at any time, in whole or in part, and without premium or penalty or notice. All such payments shall be applied first to accrued but unpaid interest and the remainder to principal.

Upon payment in full of all principal and interest payable under this Note, this Note shall be surrendered to the Maker for cancellation.

"MAKER"
Primal Solutions, Inc.

By:	/s/ William Salway
William Salway
Title:	Chief Executive Officer

By:	/s/ Joseph R. Simrell
Joe Simrell
Title:	Chief Financial Officer